Exhibit 99.1

S&W Announces Voluntary Delisting from Nasdaq and SEC Deregistration

Longmont, Colorado – July 14, 2025 – S&W Seed Company (Nasdaq: SANW) (“S&W or the “Company”) today announced that its board of directors (the “Board”) approved the voluntarily delisting of the Company’s common stock from The Nasdaq Capital Market and the subsequent voluntary deregistration of its common stock with the U.S. Securities and Exchange Commission (“SEC”) in order to terminate and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company today notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist its shares of common stock from The Nasdaq Capital Market. The Company intends to file a Form 25 with the SEC on or about July 24, 2025 in connection with the contemplated delisting and deregistration, and the delisting is expected to become effective 10 days after the Form 25 filing.

Following the delisting of the Company’s common stock from The Nasdaq Capital Market, the Company intends to file a Form 15 with the SEC on or about August 4, 2025 to suspend its reporting obligations under the Exchange Act. As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including certain Forms 10-K, 10-Q and 8-K, will cease. The Company will generally be relieved of all reporting obligations under the Exchange Act upon the effectiveness of the deregistration. The Company expects that the deregistration of its common stock will become effective 90 days after the filing of the Form 25 with the SEC. The documents filed with the SEC will be available on the Company’s website, www.swseedco.com.

The Board made the decision to pursue delisting and deregistration of the Company’s common stock following its review and careful consideration of several factors, including, but not limited to, the Company’s likely future non-compliance with the continued listing requirements of Nasdaq that would inevitably result in delisting of the Company’s common stock by Nasdaq, as well as the required personnel resources, high costs and regulatory burdens relating to ongoing Nasdaq and SEC reporting requirements, particularly in light of the Company’s previously disclosed events of default under certain of its credit facilities and termination of employees as described in its Current Report on Form 8-K filed with the SEC on June 23, 2025.

The Company has not arranged for listing or registration of its common stock on another national securities exchange or for quotation in a quotation medium. Following delisting from The Nasdaq Capital Market, the Company’s common stock may be eligible to be quoted on the Pink Open Market operated by the OTC Markets Group Inc. if a market maker sponsors the security and complies with Rule 15c2-11 under the Exchange Act, but the Company can provide no assurances that a trading market for the Company’s common stock will exist now or in the future.

About S&W Seed Company

Founded in 1980, S&W is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. For more information, please visit www.swseedco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this press release include, but are not limited to, statements relating to the delisting of the Company’s common stock from Nasdaq and deregistration of the Company’s common stock under the Exchange Act, as well as the suspension of its reporting obligations under Section 15(d) of the Exchange Act, including expected timing, the potential quotation of the Company’s common stock in a quotation medium; and that the common stock may be eligible to be quoted on the Pink Open Market if a market maker sponsors the security. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties identified in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by the Company with the SEC. Additional risks and uncertainties include the Company’s ability to file a Form 25 and Form 15 with the SEC and the timing of such filings, including their effectiveness, the Company’s ability to reduce its costs relating to Exchange Act and Nasdaq disclosure and reporting requirements and related regulatory burdens, and whether a market maker sponsors the Company’s common stock for quotation in a quotation medium. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Contact:

vanessabaughman@swseedco.com